Exhibit 24-b


                                POWER OF ATTORNEY

         I, the undersigned Director and/or Officer of Rockwell International Corporation, a Delaware corporation (the Company), hereby constitute WILLIAM J. CALISE, JR., EDWARD T. MOEN, II and PETER R. KOLYER, and each of them singly, my true and lawful attorneys with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, a Registration Statement on Form S-8 and any and all amendments (including supplements and post-effective amendments) for the purpose of registering under the Securities Act of 1933, as amended, securities to be sold pursuant to the Rockwell International Corporation 2000 Long-Term Incentives Plan.

Signature                         Title                           Date
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/s/ Betty C. Alewine              Director                        April 18, 2000
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Betty C. Alewine